Exhibit 99.1
SciQuest Announces Departure of Chief Operating Officer
•	Appoints Daryl Broddle Vice President of Technology
•	Appoints Grant Collingsworth General Counsel
Cary, NC—May 25, 2011—SciQuest, Inc., (NASDAQ: SQI) a leading provider of on-demand strategic procurement and supplier management solutions, today announced that James Duke, Chief Operating Officer plans to resign from the company for personal reasons following a transition period of up to several months. The company also announced that it has named Daryl Broddle, formerly Vice President of Product Development as Vice President of Technology. Additionally, the company announced that it has appointed Grant Collingsworth, formerly a partner at Morris, Manning & Martin LLP, as General Counsel.
“We are grateful for Jamie’s contributions to SciQuest’s success over the past 10 years as the company’s Chief Operating Officer,” said Stephen Wiehe, SciQuest’s president and CEO. “Most recently he was responsible for product development and post-sales customer operations, including implementations, customer service and our client partner program. I would like to thank Jamie for his leadership and dedication that have helped SciQuest reach the strong position we enjoy in the market today. We wish him the best of luck as he focuses on his personal goals after a transition period at SciQuest.
“In conjunction with Jamie’s departure, I am pleased to announce the appointment of Daryl Broddle to the newly created position of Vice President of Technology. Daryl is a SciQuest veteran of 12 years, most recently serving as Vice President of Product Development. In his new role, Daryl will extend his responsibilities to drive new product innovation as well as oversee the development of SciQuest’s highly effective products that deliver a compelling return on investment for our customers. We have initiated a search for a Vice President of Customer Operations and expect to continue to deliver the consistently high levels of customer service for which SciQuest is recognized in our target markets.”
Broddle received a B.S. in Computer Science from the University of Kansas.
“We are also pleased to announce the appointment of Grant Collingsworth as General Counsel. Grant has been our primary outside counsel for many years and is a seasoned professional who is already very familiar with our business. His broad range of experience over the past 14 years at Morris, Manning & Martin, which includes mergers & acquisitions, securities law and legal project management, will be an asset to SciQuest as we continue to execute on our growth strategy.”
Collingsworth received a B.A. in Finance from the University of Oklahoma and a J.D. from Emory University’s School of Law.

About SciQuest
SciQuest (NASDAQ:SQI) is a leading provider of an integrated, web-based end-to-end eProcurement solution that enables users to realize significant efficiencies and savings on their purchases of indirect goods and services. SciQuest’s unique industry segment expertise and innovative “source-to settle” approach to eProcurement enables Fortune 1000 companies and organizations in the higher education, life sciences, healthcare and public sector markets, as well as other industries, to identify savings opportunities they may otherwise have missed, while improving contract management, compliance and supplier management. SciQuest’s solutions help customers turn spending into a source of savings.
SciQuest is a registered trademark of SciQuest, Inc. Other trademarks contained herein remain the property of their respective owners. For more information about SciQuest, please visit www.sciQuest.com or call 888-638-7322 in the U.S. or +44 1794 341182 in Europe.
Cautionary Note Regarding Forward-Looking Statements
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our Registration Statement on Form S-1 and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at http://www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.
SciQuest Media contact:
SciQuest, Inc.
Melissa London, 919-659-2228
mlondon@sciquest.com
SciQuest Investor contact:
ICR, LLC
Garo Toomajanian, 1-800-550-6380
investorrelations@sciquest.com